UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 16, 2024

Battery Future Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41158	98-1618517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 The Green

STE 15614

Dover, DE 19901

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: 929-465-9707

777 Brickell Ave. #500-97545

Miami, FL 33131

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	BFAC.U	New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	BFAC	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	BFAC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2024, Battery Future Acquisition Corp. (the “Company”), Battery Future Sponsor LLC, the Company’s sponsor (“Sponsor”), Pala Investments Limited, an initial shareholder of the Company (“Pala”), and Camel Bay, LLC (the “Purchaser”) entered into a share purchase agreement (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, among other things: (a) the Sponsor and Pala transferred to the Purchaser an aggregate of 4,193,695 Class B Ordinary Shares of the Company, par value $0.0001 per share (the “Founder Shares”); (b) the Purchaser executed a joinder agreement (the “Joinder”) to become a party to that certain letter agreement, dated December 14, 2021 (“Letter Agreement”), and that certain Registration Rights Agreement, dated December 14, 2021 (“Registration Rights Agreement”), each originally entered into in connection with the Company’s initial public offering  (“IPO”), among the Company, the Sponsor, Pala and certain equityholders of the Company; (c) the Sponsor, Pala and certain other holders of Founder Shares gave to Purchaser the irrevocable right to vote the Founder Shares on their behalf and to take certain other actions on their behalf (the “POA Agreements”); (d) the Sponsor, Pala and Cantor Fitzgerald & Co. and Roth Capital Partners, LLC, the underwriters in the IPO (the “Underwriters”), entered into surrender and cancellation agreements (the “Warrant Cancellation Agreements”) whereby such parties have agreed to cancel an aggregate of 16,300,000 private placement warrants (the “Placement Warrants”) purchased by them at the time of the IPO; and (e) certain holders of promissory notes (the “Lenders”) issued by the Company to such Lenders agreed to cancel their promissory notes in an aggregate principal amount of $6,433,333 (“Debt Cancellation Agreements”).  In addition, each of the Underwriters entered into an agreement (the “Underwriter Agreements”) whereby such parties waived their entitlement to the payment of any cash fees and expenses pursuant to that certain business combination marketing agreement, dated December 14, 2021.

The foregoing descriptions of the Purchase Agreement, the Joinder Agreement, the form of POA Agreements, the form of Warrant Cancellation Agreements, the form of Debt Cancellation Agreements and the Underwriter Agreements do not purport to be complete, are qualified in their entirety by reference to the full text of the applicable agreement, each of which is incorporated by reference herein and filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

Resignation of Officers and Directors

On January 16, 2024, in connection with the execution of the Purchase Agreement, effective immediately, the following officers and directors submitted the resignation of their respective offices: Greg Martyr as Chief Executive Officer and director, Kris Salinger as Chief Financial Officer and director, Josh Payne as Chief Operating Officer, Nick O’Loughlin as Chief Development Officer and each of Simon Hay, Jessica Fung, Erez Ichilov, Natalia Streltsova and Adrian Griffin as directors of the Company. There were no disagreements between the Company and any officer or director on any matter related to the Company’s operations, policies or practices.

Appointment of Officers and Directors

On January 16, 2024, in connection with the execution of the Purchase Agreement and resignation of the above-referenced officers and directors, the holders of the Founder Shares appointed Weiyi Zheng as Chief Executive Officer and Chairman of the Board and each of Hao Tian, Zixun Jin and Shengming Shi as independent directors of the Company. Each of Hao Tian, Zixun Jin and Shengming Shi will serve on the audit, compensation and nominating committees. Mr. Tian will act as the “financial expert” and serve as chairman of the audit committee.

In connection with their appointments, the Company and each of Weiyi Zheng, Hao Tian, Zixun Jin and Shengming Shi will enter into a standard form of indemnification agreement. Other than pursuant to the Purchase Agreement, there are no arrangements or understandings pursuant to which each of Hao Tian, Zixun Jin and Shengming Shi were selected as a director. None of Weiyi Zheng, Hao Tian, Zixun Jin and Shengming Shi has a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

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Weiyi Zheng, 29 years old, will serve as Chief Executive Officer and Chairman of the Board.  Weiyi Zheng is the Senior Vice President of First Cover, Inc., a New York-based risk, compliance, and corporate services provider. Since 2019, Ms. Zheng has served as the Chief Marketing Officer at Tigerless Health, Inc., a leading US direct-to-consumer Insurtech company, where she establishes cooperative relationships and leads national marketing campaigns across all media types. Ms. Zheng holds a Master's degree in Strategic Communication from Columbia University and a Bachelor's degree from the University of California, Davis. The Company believes that Weiyi Zheng is well qualified to serve on its board of directors due to her extensive network and years of marketing experience.

Hao Tian, 31 years old, will serve as an independent director on the Company’s Board.  Hao Tian is a risk manager at Amazon.com, Inc. (“Amazon”) and brings professional experience in due diligence investigation, anti-money laundering, and sanctions compliance. Before joining Amazon in 2021, Mr. Tian was a lead associate at Kroll, LLC (formerly Duff & Phelps), a premier investigation and financial risk advisory firm headquartered in New York, based in its Toronto and Reston offices. He started his career with the corporate security division at the World Bank Group based in Washington D.C. Mr. Tian holds a Master’s degree from Georgetown University’s School of Foreign Service and a Bachelor’s degree in international relations and French studies from Lehigh University. The Company believes that Hao Tian is well qualified to serve on its board of directors due to his extensive experience in financial risk and compliance matters.

Zixun Jin, 36 years old, will serve as an independent director on the Company’s Board.  Zixun Jin  is experienced in operations management and data analysis. He has held the role of Operation Manager at European Dismantler Inc. since 2013, where his role is overseeing operations and implementing effective processes. Prior to his tenure at European Dismantler Inc., Mr. Jin worked as a Data Mining Analyst at Lehigh University, utilizing analytical skills to extract insights from complex datasets. His ability to uncover meaningful patterns and trends within the data contributed to improved decision-making and strategic planning. Mr. Jin holds a Master's degree in Industrial and System Engineering from Lehigh University, as well as a Bachelor's degree in Mechanical Engineering from Hefei University of Technology. The Company believes that Zixun Jin  is well qualified to serve on its board of directors due to his extensive experience in operations management and data analysis.

Shengming Shi, 43 years old, will serve as an independent director on the Company’s Board.  Currently Mr. Shi is a Partner Attorney at Kevin Kerveng Tung PC and has contributed extensive legal expertise to the firm since 2012. As a licensed Attorney in the State of New York since 2005, Mr. Shi specializes in business immigration law, corporate law, and complex real estate transactions. Prior to joining Kevin Kerveng Tung P.C. in 2012, Mr. Shi was associated with King & Wood Mallesons. Mr. Shi graduated with honors from Chicago-Kent College of Law with a Master's Degree in Laws (LL.M) and obtained his Bachelor Degree in Laws (LL.B) from East China University of Politics and Law. Mr. Shi was admitted to practice law in New York State Court, US District Court Eastern District of New York and US District Court Southern District of New York. The Company believes Shengming Shi is well qualified to serve on its board of directors due to his expertise in guiding companies through complex legal matters.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished with this report.

Exhibit No.	Description
10.1	Share Purchase Agreement by and among Battery Future Acquisition Corp., Battery Future Sponsor LLC, Pala Investments Limited and Camel Bay, LLC
10.2	Joinder Agreement
10.3	Form of Power of Attorney Agreements
10.4	Form of Warrant Cancellation Agreements
10.5	Form of Debt Agreements
10.6	Fee Reduction Agreement between Battery Future Acquisition Corp., Battery Future Sponsor LLC and Cantor Fitzgerald & Co.
10.7	Letter Agreement between Battery Future Acquisition Corp., Battery Future Sponsor LLC and Roth Capital Partners, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Battery Future Acquisition Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATTERY FUTURE ACQUISITION CORP.

Date: January 18, 2024	By:	/s/ Weiyi Zheng
Weiyi Zheng
Chief Executive Officer

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